EXHIBIT 16.1

Boyle CPA, LLC

Certified Public Accountants & Consultants

August 3, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

We have read the statements of Regnum Corp. relating to the event described under Item 4.01 of Form 8-K dated August 3, 2021 and we agree with such statements as they pertain to our firm.

/s/ Boyle CPA, LLC

Boyle CPA, LLC

Bayville, NJ